                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K SB

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        MARCH 29, 1998
                                                 -------------------------

                          BIO-LOK INTERNATIONAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                         33-24566-A                     63-0317138
 ----------------------------               ------------                   -------------
 (State or other jurisdiction               (Commission                    (IRS Employer
      of incorporation)                     file Number)                 Identification No.)


              312 S. MILITARY TRAIL, DEERFIELD BEACH, FLORIDA 33442
              -----------------------------------------------------
                    (Address of Principal executive offices)

Registrant's telephone number, including area code       (954) 698 - 9998
                                                   ---------------------------

-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(Amended report filed herewith to include letter to the SEC by former accountant)

Effective September 29, 1998, the accounting firm of M.A. Cabrera & Company P.A. resigned from the position of being the company's auditor. The reason for the decision was that the company stopped servicing public companies. Over the past two months Bio-Lok has been unable to get in tough with the accountants, hence the company is providing the information submitted herewith. Per Regulation S-B,
Item 304 (a) (1) the following is submitted:

         (i)    the former accountant resigned;

         (ii) the accountant's report on the financial statements for either of the past two years contained no adverse opinions or disclaimers of opinions, or was modified as to uncertainty, audit scope, or accounting principles;

         (iii) the change of accountant was not recommended by anyone but precipitated due to the resignation of the firm - left public accounting work;

         (iv) (a) there were no disagreements with the former accountant; see copy of accountants letter attached as Exhibit 16 (of item 304);

                (b) no added requirements or requests where made by the
                    accountant;

Additionally, Exhibit 16 (of item 304) is attached hereto.

Effective 10/28/98 Bio-Lok International Inc. has retained the accounting firm of Durland & Company of Palm Beach, Florida as it new accountant.

FORM  8-K SB
March 29, 1999
page 2

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Forwarded herewith are the following reports:

         10-K SB for October 31, 1998

         Annual Report as of October 31, 1998

         10-Q SB for the Quarter ended January 31, 1999


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BIO-LOK INTERNATIONAL INC.
                                                     (Registrant)

Date          March 30, 1999                 /s/ Ingo K. Kozak
     ------------------------------              ------------------------------
                                                           (Signature)
                                                    m.a. cabrera & company p.a.
-------------------------------------------------------------------------------

                                     Certified Public Accountants & Consultants
                                             8751 West Broward Blvd., Suite 207
                                                      Plantation, Florida 33324
                                                                   954/476-2008
                                                               Fax 954/424-4401

February 2, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the comments in Item 4 of Form 8-K of Bio-Lok International, Inc. dated November 6, 1998. There are certain comments that we make concerning that filing:

1. It was provided to us for the first time on February 1, 1999, via fax transmission from Mr. Ingo Kozak, Bio-Lok International's Chief Financial Officer.

2. The flowing comment include in Item 4 of Form 8-K is not accurate: "Over the past two months Bio-Lok has been unable to get in TOUGH (touch) with the accountants..." The Company never made an attempt to get in touch with us. Since the Company never paid us for the 1997 audit and is indebted to us in the amount of $13,000, it seems obvious why the Company did not contact us.

We agree with the remaining comments in Item 4 of Form 8-K of Bio-Lok International, Inc.

M.A. Cabrera & Company, P.A.

Plantation, Florida
February 2, 1999

                            EXHIBIT 16 (OF ITEM 304)

                                  FORM 10-K SB

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     ------

                  REPORT PURSUANT TO SECTION 12 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

                   For the fiscal Year ending OCTOBER 31, 1998

                                       OR

              Transition Report Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

              For the Transition period from ________ to _________

                        COMMISSION FILE NUMBER 33-24566-A

                            -------------------------

                           BIO-LOK INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                               63-0317138
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                Identification No.)

              312 S. MILITARY TRAIL, DEERFIELD BEACH, FLORIDA 33442
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 698-9998

                          ----------------------------

           Securities registered pursuant to Section 12(b) of the Act:

                                                    NAME OF EACH EXCHANGE
    TITLE OF EACH CLASS                              ON WHICH REGISTERED
    -------------------                             ---------------------
Common Stock, $.01 par value                        Traded on the Over-the-
                                                         Counter market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES XX   NO     .
                                    ----    -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                                 YES XX   NO     .
                                    ----    -----

                                    Continued

Aggregate market value of the Registrant's voting stock held by non-affiliates, based upon the closing price of said stock per the Over-the-Counter supplemental Pink Sheets on October 31, 1998 (par value is $0.01 per share) was $ 482,164.

As of October 31, 1998, the Registrant had 4,131,275 Common Stock shares outstanding, at a $.01 par value per share.


DOCUMENTS INCORPORATED BY REFERENCE:

Portions of the Minutes of Shareholders Meeting of Annual Meeting dated April 22, 1998, are incorporated by reference into Part I of this Report.

Portions of the Annual Report for fiscal year ended October 31, 1998, are incorporated by reference into Part II, III, and IV of this Report.

                                     PART I

ITEM 1. BUSINESS

(A) GENERAL DEVELOPMENT OF BUSINESS

Bio-Lok International Inc. was originally organized on October 6, 1987 as Colfax, Inc., a Delaware corporation. The company had changed its name in 1988 to Minimatic Implant Technology, Inc.; in 1995 to American BioDental Corporation; and, again in August 1996 to Bio-Lok International Inc. The corporation was originally established for the purpose of acquiring companies with long-term growth potential. In 1988 Colfax Inc. via a reverse merger acquired Minimatic, Inc. Minimatic, Inc. was a Florida corporation which began doing business in February 1987, was incorporated June 9, 1987, assumed and purchased all operating and manufacturing activities of Minimatic Components, Inc., was established to manufacture dental implant parts and other products as a subcontractor, and to develop its own line of dental implants with the intent to market same. Additionally, Minimatic, Inc.'s name was changed to Minimatic Implant Technology, Inc. (hereinafter "Minimatic") in 1995, and merged into Bio-Lok International Inc. on March 1, 1997.

From 1987 to 1991 Bio-Lok via Minimatic developed its dental implant product line while still acting as a subcontractor for numerous entities manufacturing dental implants and blade implant products, industrial parts, etc.. Since 1991 the dominant portion of Bio-Lok and its subsidiary company's business has been directed towards its own proprietary dental implant product line and specifically the development, improvement of, and marketing/distribution of the dental implant product line.

On April 2, 1996, the Board of Directors voted and directed its officers to place the company under the protection of a Chapter XI Bankruptcy - Reorganization. Prior to this date Bio-Lok (parent company) had directed and placed its wholly owned subsidiary Minimatic Implant Technology, Inc. effective January 10, 1996 under the protection of a Chapter XI Bankruptcy. A Plan of Reorganization was approved by the Court on February 12, 1997, and was closed and discharged on January 23, 1998.

At the August 1996 Board of Directors meeting and per Proxy issued to stockholders reference the Annual Meeting held on 7/30/96, both stockholders and the Board approved the combining of Bio-Lok and its wholly owned subsidiary Minimatic Implant Technology, Inc. The corporations merged 3/1/97 with the surviving entity being Bio-Lok International Inc. (hereinafter either or both entities are referred to as "Bio-Lok" or the "Company").

(B) FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

No segmentation of business activity is completed on a financial reporting basis. Domestic and international market activity for Bio-Lok is maintained on a segregated basis only for sales results.

(C) NARRATIVE DESCRIPTION OF BUSINESS

Bio-Lok is a manufacturer and distributor of precision dental implants, related prosthetics and devices, associated tools, and irrigation drills for the dental market and the product line is marketed as the "Micro-Lok Precision Dental Implant System.". Bio-Lok via predecessor entities and management has been involved in the design, development and manufacture of dental products for over 21 years. The Company manufactures its own product line and has received 510(k) registrations from the FDA for required products.

The Company has completed and obtained its ISO 9001 / EN 46001 and Annex II (CE mark) certification on June 10, 1998. ISO certification permits the Company to import and market its product within the EEC.

                           BIO-LOK INTERNATIONAL INC.

PRINCIPAL PRODUCTS, MARKETS AND DISTRIBUTION

Bio-Lok's principal products consists of a line of dental implants, their prosthetic components, tools, devices and irrigated spade drills. The dental implants are the foundation upon which natural looking teeth are placed via a sound and lasting prosthesis. Dental implants are small anchor (root form) shaped like screws or cylinders which when placed become an artificial replacement of the natural roots, are made out of bio-compatible titanium, and are placed into the maxilla and mandible of a patient. Many of the implants have various coatings or treatments (Hydroxylapatite, Titanium Plasma Sprayed, or are treated via a remedial blasted material - RBM, etc.) which are bonded to the implant to enhance the bonding and bone growth process - improve osseointegration.

Dental implant systems are placed by trained dentists, oral surgeons, periodontists, implantologists, etc.. Implants can have a high success rate if placed properly and expertly, and with proper oral care and regular dental visits have lasted as long as 20 years and may last a lifetime.

The dental products Bio-Lok manufactures and markets are as follows:


         -  3.45mm Platform       - Micro-Lok Screw Implant 3.45mm body to head;
                                  - Micro-Lok Cylinder Implant 3.45mm body to 4.00mm head;

         -  4.00 mm Platform      - Micro-Lok Screw Implant 3.75mm body to 4.00mm head;
                                  - Micro-Lok Screw Implant 4.00mm body to 4.00mm head;
                                  - Micro-Lok Cylinder Implant 3.3mm body to 4.00mm head;
                                  - Micro-Lok Cylinder Implant 4.0mm body to 4.00mm head;
                                  - Classic Cylinder Implant 3.3mm body to 4.00mm head;
                                  - Classic Cylinder Implant 4.0mm body to 4.00mm head;
                                  - Silhouette Screw Implant with a tapered body 4.5mm to 2.5mm

         -  5.00 mm Platform     -  Micro-Lok Screw Implant 4.75mm body to 5.0mm head then cuff back to 4.0mm;
                                  - Micro-Lok Screw Implant 4.75mm body to 5.0mm head;
                                  - Micro-Lok Cylinder Implant 5.0mm body to 5.0mm head;
                                  - Classic Cylinder Implant 5.00mm body to 5.0mm head then cuff back to 4.0mm;
                                  - Classic Cylinder Implant 5.0mm body to 5.0mm head.
                                  - Silhouette Screw Implant with a tapered body 5.5mm to 3.3mm

         - an extensive line of prosthetic abutments providing a practitioner ease of identifying options available for completion of any prosthesis;

         - all necessary tooling and devices for both placement of the implants and for completion of a prosthesis;

         - a large selection of four(4) fluted (longitudinal cutting surfaces) spade drills, pilot drills, fissure bur, countersinks and counterbores;

         - and, a select number of products utilized in implantology and purchased for re-sale.

RAW MATERIALS

The material used in manufacturing the dental products is titanium alloy (ASTMB348 Grade 5 [Ti 6AL4V]), which is inert to body tissue and bone, and is an alloy which has the unique ability to form a permanent biological bond with living tissue after being placed.

FACILITIES

Bio-Lok located and operates out of a 7,690 sq. ft. plant and office facility located in Deerfield Beach, Florida.

COMPETITION

The corporation's competition consists of a number of entities - approximately 10 major and numerous minor competitors. The major competitors are Nobel Biocare / Steri-Oss, Paragon Implant Co., Sulza-Calcitek, Implant Innovations Inc. (3I), Lifecore Biomedical, and etc.

To compete and overcome the competitor(s) advantages in the marketplace Bio-Lok offers to the market a product line designed and manufactured in-house; a product line which represents "State of the Art" based on today's technology by having incorporated into the system unique and patented designs consisting of journals, thread design, seals and etc. which provide strength and fit to the product line. Due to these factors Bio-Lok anticipates to be able to penetrate the existing dental implant marketplace and gain market share as it completes the development and implementation of its marketing objectives.

                   OTHER INFORMATION RELATING TO THE BUSINESS

TRADEMARKS AND PATENTS.

The Company has filed trademarks on the company name and logo, and its dental implant product line name and logo.

The Company owns a number of patents. These patents were obtained have been transferred and assigned to the Company. Many of these inventions had been proto-typed by company during their development. Patents filed to date are as follows:

         (1) Utility Patent Application, for the dental implant system detailing the journal means;

         (2) Utility Patent Application, for the Multi-fluted (four fluted) Dental Irrigation Drill;

         (3) Design Application for Patent, for the Multi-fluted (four fluted) Dental Irrigation Drill;

         (4) A patent application for the thread design incorporated into the screw type implants;

         (5)  A patent application filed for the Analog Torque Wrench;

         (6)  A patent application filed for a Dental Implant - knurled.

         (7)  Analog Dental Torque Wrench (pending)

         (8)  Dental Implant - Improved Lateral Surface (pending)

         (9)  Multi-Threaded Dental Implant (pending)

RESEARCH AND DEVELOPMENT.

Product research is being completed continually on the existing product line, new ideas and concepts relating to dental implantology and the development of new implant, prosthetic and tooling designs. New products will be and are being brought to market as clinical evaluations, studies and testing are completed. In 1998 the Silhouette Screw Implant with associated spade drills was finally brought to market in a 5.0mm platform design.

ENVIRONMENTAL LAWS.

Environmental laws do not impact the company except for waste products/materials created and/or generated by manufacturing processes. These waste products are being recycled according to and in compliance with federal, state, and local environmental protection laws. Compliance by the Registrant with federal, state and local environmental protection laws has not in the past and is not expected in the future to have an effect on capital expenditures, liquidity, earnings or its competitive position.

EMPLOYEES.

At fiscal year ended October 31, 1998 the Registrant employed 13 individuals. None of the employees are affiliated with unions and the Registrant considers its relations with its employees to be good.

PROPERTIES.

Registrant owns no properties. The principal executive offices and manufacturing facility of the Registrant are located in Florida and are leased. The facilities are considered to be in good condition, fully utilized, and capacity is adequate for the needs of the business.

MISCELLANEOUS.

At the Annual Stockholders Meeting held on April 22, 1998, the Board of Directors proposed, authorized and had approved by a majority of stockholders the reverse split of the common stock share outstanding on a 10 to 1 basis and re-setting the authorized shares at 30,000,000 with a $0.01 par value per share. To date, the Board has authorized and registered only 7,000,000 shares.

EXECUTIVE OFFICERS OF THE REGISTRANT.

Following is a list of the names and ages of all the Executive Officers of the Registrant, indicating all positions and offices with the Registrant held by each such person, and each such person's principal occupations or employment's during the past five years. Each such person has been elected to serve until the next annual election of officers of the Registrant scheduled for April 28, 1999.

POSITIONS AND OFFICES HELD AND PRINCIPAL            OCCUPATIONS OR EMPLOYMENT DURING
            NAME AND AGE                                          FIVE YEARS
----------------------------------------            --------------------------------
Bruce L. Hollander  (60)                             Chief Executive Officer, and President effective 12/13/95;
                                                     positions held outside of the company - President & CEO
                                                     Lion Wines & Spirits, Inc., 1992 - 1995.




Ingo K. Kozak (57)                                   Director, CFO, Secretary and Vice President - Finance effective
                                                     8/95; previously Director and Vice President - Finance effective
                                                     2/94 to 7/95; prior positions held outside of the company - Director and President of KM Consulting,  Inc. from 1987 - 1993.

Neil Smith (57)                                      Director; Past Co-Chairman and CFO of Express Shade,
                                                     Inc. of Greensboro, NC;  past President and CEO of Florida
                                                     Orthopedics, Inc. of Miami Lakes, FL and Partner &
                                                     Director of Consulting Operations of  Deloitte & Touche.

At the Annual Meeting held 4/22/98 the following Directors were re-elected to the Board of Directors of the company:

Bruno Pletscher (50)                                 Director; past and presently Managing Director of PDS
                                                     International Inc. of Nassau, Bahamas; past Director of Pro-
                                                     Health Limited of Nassau, Bahamas; past Financial Controller from 10/94 to 5/95 of Corona Holiday Ltd. (elected for one year)

Harold H. Weisman, Esq. (64)                         Director; Attorney at Law - specializing in contract law;
                                                     former Assistant U.S. Attorney for Mass.; former Staff Attorney for New England Power Systems. (elected for two years)

Peter Baronoff (40)                                  Director and past Chairman; Chairman and CEO of Sun Capital,
                                                     Inc.; past Chairman of Omni International, Inc. (elected for two years)

Carl Sadowsky (52)                                   Director and Vice-Chairman; Doctor of Medicine. (elected for two years)

Howard Koslow (53)                                   Director; past and present position is President, COO & CFO of Sun Capital, Inc. (elected for two years)


ITEM 2. PROPERTIES

For information concerning material properties of the Registrant and its subsidiaries, see the information under the sub-caption "Properties" under the caption "Other Information Relating to the Business" in Section (c) of Item I above.

ITEM 3. LEGAL PROCEEDINGS

(1) On February 12, 1997, the Plan of Reorganization for the Company was approved by its creditors and accepted by the Court. Under the settlement all law suits and counter law suits where closed and included in the final Plan of Reorganization structure. On January , 1998 the filing was closed.

(2)   No other new or significant legal proceedings exist.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Only matters put to a vote of Security Holders for 1998 where voted on and are detailed in minutes of the Annual Meeting held at Bio-Lok's offices on April 22, 1998.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Registered Common Stock is traded on the Bulletin Board and on the Over-the-Counter market. The stock is listed at times in the Supplemental Pink Sheets as trades are reported.

ITEM 6. SELECTED FINANCIAL DATA

The information is provided under the section titled "Annual Report" for the year ended October 31, 1998 and is incorporated by reference into this Report and attached hereto.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's discussion and analysis of financial condition and results of operation is included and detailed in the Annual Report for fiscal year ending October 31, 1998, attached hereto and as detailed in the section titled "Management's Discussion and Analysis."

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

(a) Annual Report to Shareholders for the year ended October 31, 1998, is incorporated by reference into this Report:

         Internal Prepared Financial Review Report Letter for year ended October
              31, 1998

         Balance Sheets - October 31, 1998 and October 31, 1997

         Statement of Operations, Shareholders' Equity and Cash Flows - October
              31, 1998, October 31, 1997, and October 31, 1996

         Statement of Cash Flow for years 1998, 1997, 1996

         Notes to the Financial Statements

(b)   No supplementary data is being reported.

                           BIO-LOK INTERNATIONAL INC.
                            (in thousands of dollars)


                                                            October 31,             October 31,
                                                               1998                      1997
                                                            -----------             -----------
         BALANCE SHEET:
                  Current assets...................... $       1,669              $       1,677
                  Noncurrent assets...................           331                        335
                  Current liabilities.................           790                        573
                  Noncurrent liabilities..............           481                        643



                                                                                        YEAR ENDED
                                                                      ---------------------------------------------
                                                                        Oct. 31,           Oct. 31,        Oct. 31,
                                                                          1998               1997            1996
                                                                      -------------     -------------    ------------
         INCOME STATEMENT:
                  Net Sales.......................................     $     1,464      $     1,406       $1,583
                  Gross Profit....................................           1,000              950          980
                        Sales Expense.............................             304              310          360
                  General & Admin. Exp............................             655              636          530
                  Income from Operations..........................              42                5           89
                  Other Inc./Exp..................................            (109)             (47)         (83)

                  Gain ref. XI Proceedings........................              --              777           --
                  Net income.......................................            (68)             734            6



ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

The firm of Durland & Company of Palm Beach, Florida has been retained as corporate auditors for the completion of the certified annual audits of 1998 and the quarterly reviews for 1999.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The information as to the Directors of the Registrant set forth under the sub-caption "Board of Directors" appearing under the caption "Election of Directors" on page 1 through 5 of the Proxy Statement relating to the Annual Meeting of Shareholders held on April 9, 1997, is incorporated by reference into this Report. The information as to the Executive Officers of the Registrant is included in Part I hereof under the caption "Executive Officers of the Registrant" in reliance upon General Instruction G to Form 10-K and Instruction 3 to Item 401(b) of Regulation S-K.

ITEM 11.   EXECUTIVE COMPENSATION

The information relating to director and executive officers' compensation, is incorporated by reference, and is set forth under the caption "Compensation of Directors" and "Summary Compensation Table" on page 3 of the Proxy Statement relating to the Annual Meeting of Shareholders held on April 22, 1998.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information relating to executive officers' compensation, is incorporated by reference, and is set forth under the caption "Secured Ownership of Certain Management" and reflected on page 4 of the Proxy Statement relating to the Annual Meeting of Shareholders held on April 22, 1998.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                               CONSULTING SERVICES

Bio-Lok has and continually is negotiating with a number of clinicians to provide continued consulting, collaboration, clinical services and advise to the Company.

                                    CONTRACTS

The Company, on a continual basis, enters into distribution agreements with select domestic and international (Country by Country) entities for the sale of its product line. No other contracts exist at present.

                       RE-ORGANIZATION AND RE-STRUCTURING

On January 10, 1996 the Board of Directors voted and placed the wholly owned subsidiary Minimatic under protection of Chapter XI Bankruptcy Re-organization. This was completed to protect the company from creditors and attempt to settle lawsuits outstanding.

On April 2, 1996 the Board of Directs voted and placed Bio-Lok (p/k/a American BioDental Corporation) also under the protection of a Chapter XI Bankruptcy Re-organization. It was completed to also protect the entity from its creditors and the lawsuits outstanding.

On February 12, 1997, the Plan of Reorganization for both companies was approved by creditors and accepted by the Court. The File was subsequently closed on January 23, 1998.

On March 1, 1997, the two companies (Bio-Lok International Inc. and Minimatic Implant Technology, Inc.) were merged and the surviving entity was Bio-Lok International Inc.

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(A)(1) LIST OF FINANCIAL STATEMENTS

Bio-Lok International Inc. Annual Report of Shareholders for year ended October 31, 1998, along with the Certified Independent Auditor Report, are incorporated by reference into this Report by Item 8 hereof.

         Internal Prepared Financial Audit Review Report Letter for year ended October 31, 1998

         Consolidated Balance Sheets - October 31, 1998 and October 31, 1997

         Statement of Operations, Shareholders' Equity and Cash Flows - October 31, 1998, October 31, 1997, and October 31, 1996

         Statement of Cash Flow for years 1998, 1997, 1996

         Notes to the Financial Statements

(A)(2) LIST OF FINANCIAL STATEMENT SCHEDULES

The following consolidated financial statement schedules (numbered in accordance with Regulation S-X) of Bio-Lok International Inc.

are included in this Report:

         Schedule V - Property, Plant and Equipment for three years ended
                      October 31, 1998, page 12 of this Report.

         Schedule VI - Accumulated Depreciation of Property, Plant and Equipment
                       for three years ended October 31, 1998, page 13 of this Report.

         Schedule VII - Guarantees of Securities of Other Issuers as of October
                        31, 1998, page 13 of this Report.

         Schedule VIII - Valuation and Qualifying Accounts for three years ended
                         October 31, 1998, page 13 of this Report.

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, or are inapplicable, or the information called for therein is included elsewhere in the financial statements or related notes thereto contained or incorporated by reference herein.

(A)(3) LIST OF EXHIBITS: (NUMBERED IN ACCORDANCE WITH ITEM 601 OF
       REGULATION S-K)

Exhibit
NUMBERS     DESCRIPTION
-------     -----------
            -- NONE --

                       COMPENSATORY PLANS OR ARRANGEMENTS

   13 Annual Report to Shareholders which includes the Independent Auditors' Report for the Registrant for the year ended October 31, 1998. Except for those portions of such Annual Report to Shareholders expressly incorporated by reference into this Report, such Annual Report to Shareholders is furnished solely for the information of the Securities and Exchange Commission and shall not be deemed a "filed" document.

--------
* Document has heretofore been filed with the Commission and is incorporated by reference and made a part hereof.

The Registrant agrees to furnish, upon request of the Commission, a copy of all constituent instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiary.

(B) REPORTS ON FORM 8-K

May 30, 1998       10-K SB for October 31, 1997, along with Annual Report of
                   Shareholders' which included the Certified Independent
                   Auditor Report for the year ended October 31, 1997 10-Q SB for the Quarter ended January 31, 1998

October 16, 1998   Change in Registrant's Certifying Accountant.

                   SCHEDULE V - PROPERTY, PLANT AND EQUIPMENT

                            FOR THE THREE YEARS ENDED
                                 (in thousands)


           Col. A            Col. B           Col. C         Col. D            Col. E         Col. F
-------------------------  ----------       ----------     -----------      ------------      -------
                                                                              Other
                           Balance at                                        Changes-          Balance
                           Beginning        Additions      Retirements      Add (Deduct)       at End
      Classification       of Period         at Cost         or Sale         Describe(1)      of Period
-------------------------  -----------      ---------      -----------      ------------      ---------
Year ended Oct. 31, 1998
     Equip. Cap. Leases    $      -0-         $    -0-      $                 $               $      -0-
     Tooling Equipment         72,153                                                             72,153
     Office Equipment          38,017            4,818                                            42,835
     Machinery & Equip.       670,669                                                            670,669
     Vehicle                   15,408                                                             15,408
     Computer Equipment       147,512            4,306                                           151,818
     Leasehold Improv.         56,213              451                                            56,664
                            --------          --------      --------          --------        ----------
          Total             $999,972          $  9,575      $    -0-          $    -0-        $1,009,547
                            ========          ========      ========          ========        ==========

Year ended Oct. 31, 1997
     Equip. Cap. Leases     $    -0-          $    -0-      $                 $               $      -0-
     Tooling Equipment        70,793             1,360                                            72,153
     Office Equipment         30,121             7,896                                            38,017
     Machinery & Equip.      578,426            92,243                                           670,669
     Vehicle                     -0-            15,408                                            15,408
     Computer Equipment      137,353            10,159                                           147,512
     Leasehold Improv.        52,937             3,276                                            56,213
                            ========          ========      ========          ========        ==========
          Total             $869,630          $130,342      $    -0-          $    -0-        $  999,972
                            ========          ========      ========          ========        ==========

Year ended Oct. 31, 1996
     Equip. Cap. Leases     $  5,450          $             $                 $  5,450        $      -0-
     Tooling Equipment        70,793               -0-                                            70,793
     Office Equipment         33,609               -0-         3,488                              30,121
     Machinery & Equip.      583,737               -0-         5,311                             578,426
     Computer Equipment      136,470               883                                           137,353
     Leasehold Improve.          -0-            52,937                                            52,937
                            --------          --------      --------          --------        ----------
          Total             $824,609          $ 53,820      $  8,799          $    -0-        $  869,630
                            ========          ========      ========          ========        ==========


           SCHEDULE VII - ACCUMULATED DEPRECIATION OF PROPERTY, PLANT
                                  AND EQUIPMENT

                            For the three years ended


           Col. A            Col. B           Col. C         Col. D            Col. E         Col. F
-------------------------  ----------       ----------     -----------      ------------      -------
                                                                              Other
                           Balance at                                        Changes-          Balance
                           Beginning        Additions      Retirements      Add (Deduct)       at End
      Classification       of Period         at Cost         or Sale         Describe(1)      of Period
-------------------------  -----------      ---------      -----------      ------------      ---------
Year ended Oct. 31, 1998    $678,619          $ 84,674      $    -0-          $    -0-        $  763,293
   All Machinery & Equip.
Year ended Oct. 31, 1997     639,486            39,133                             -0-           678,619
   All Machinery & Equip.
Year ended Oct. 31, 1996     558,818            89,237           -0-            (8,569)          639,486
   All Machinery & Equip.



         (1) Adjustments to depreciation due to scrapped and sold equipment.


            SCHEDULE VII - GUARANTEES OF SECURITIES OF OTHER ISSUERS
                                October 31, 1998

----  NONE TO REPORT  ----

                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS
                            For the three years ended


         COL. A               COL. B           COL. C            COL. D                  COL. E
-----------------------    -----------      ----------        ------------      ----------------------------
                                                                                         Additions
                                                                                ----------------------------
                                                              Charged to
                           Balance at       Charged to        Other                                Balance
                           Beginning        Cost and          Accounts          Deductions          at End
      Classification       of Period        Expenses          - Describe        - Describe         of Period
-------------------------  -----------      ----------        ------------      -------------    ------------
Allowance for doubtful accounts, current and long-term:

Year ended Oct. 31, 1998   $  22,397        $   50,273        $     -0-          $               $    72,670

Year ended Oct. 31, 1997   $  30,741        $   12,940        $     -0-          $21,073(1)      $    22,397

Year ended Oct. 31, 1996      32,335               -0-              -0-           1,594 (1)           30,741


-----------------
 (1) Write off against reserve account.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                              BIO-LOK INTERNATIONAL INC.
                                             (Registrant)

                                               By  /s/ Bruce L. Hollander
                                                  -----------------------------
                                                  Bruce L. Hollander
                                                  Chief Executive Officer
                                                  and President

        February 28, 1999

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


         SIGNATURE                               TITLE
         ---------                               -----
  /s/ Bruce L. Hollander                    Chief Executive Officer and
--------------------------------------      President
      Bruce L. Hollander



  /s/ Ingo K. Kozak                         Director, CFO and VP - Finance
--------------------------------------
      Ingo K. Kozak



                                     By  /s/ Ingo K. Kozak
                                        -----------------------------------
                                        Ingo K. Kozak
                                        Secretary of Bio-Lok International Inc.

 Attachment:  1998 Annual Report

                           BIO-LOK INTERNATIONAL INC.

                                  ANNUAL REPORT

                             AS OF OCTOBER 31, 1998

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         -----
 Financial Highlights                                                                       3

 Letter to Shareholders from the President                                                  4

 Business Review                                                                            6

 Financial Review                                                                           9

 Financial Statements
          Internal Audit Report Letter                                                     F-11
          Consolidated Balance Sheets                                                      F-12
          Consolidated Statements of Operations                                            F-13
          Consolidated Statement of Stockholders' Equity                                   F-14
          Consolidated Statements of Cash Flows                                            F-15
          Notes to Consolidated Financial Statements                                       F-16 to F22

 Management Information

          Select Financial Data                                                             23

         Market Information for Common Stock                                                24

          Office of the Chairman, Board of Directors and Corporate Officers                 25

 Corporate Information                                                                      26


                              FINANCIAL HIGHLIGHTS

($ in thousands, except                                                                  % Increase
 per share amounts)                                       1998               1997        (Decrease)
--------------------------------------------------------------------------------------------------
Net Sales............................................  $  1,464            $  1,406           4%

Income from Operations...............................        42                   5          --
Income before income taxes & extraordinary items.....       (68)                (28)         --

Net Income (loss)....................................       (68)                734          --

Cash provided from operations........................        (3)                  3          --

Capital expenditures.................................        (9)               (193)         --

Working capital ratio................................     2.1:1               2.9:1          20

Shareholders' equity.................................       729                 796          (8)
Per share:
     Net income (loss)...............................  $   (.02)           $    .02          --
     Book value......................................       .18                 .23          --
     Dividends declared..............................       -0-                 -0-          --

Return on average equity.............................       -0-                .04           --


                    LETTER TO SHAREHOLDERS FROM THE PRESIDENT

To: Shareholders of Bio-Lok International Inc.

On January 23, 1998, the Federal Bankruptcy Court issued its Final Decree to allow BioLok International Inc. to close the Chapter 11. That means since January 10, 1996, two full years, your company has had the bankruptcy reported in every credit report issued; a mighty large burden when trying to establish ourselves as a company that is in business to stay. This problem remains with us and will continue, until we recapitalize the company and exhibit financial stability. This month, your company issued a private placement memorandum to raise $1,500,000 for working capital.

Profit from operations for the year was a little better than break-even, at $45,000, but after reserving for various receivable accounts, we ended with a loss of $68,000. One of the major problems we experienced occurred in July when we discontinued our relationship the existing Distributor in Argentina (Dialom). Dialom and its owner, owes Bio-Lok $87,000 and we are currently in litigation both here in the US and in Argentina. We expect most of this money to be paid back to the company over the ensuing year. In turn, a new Distributor (BioDental, SA) was engaged in late 1998. The development of the Distributor and its attempt in regaining market share in Argentina will positively effect sales and profit this year.

A number of improvements were made to the product line and the addition of the "Silhouette" self-tapping tapered screw implant appears to be very well accepted. This is a tapered profile implant which is excellent for immediate replacement of an extracted tooth, as well as, for specific locations in the mouth. BioLok offers the largest selection of implants available from any one supplier, to meet every surgical challenge.

On the brighter side, BioLok did not stand still this year. ISO 9001 and our CE mark were issued to the company, allowing us to continue to meet international requirements for sale of our products within the EEC. Also, domestic sales appear to be in an up-swing and are expected to grow for 1998 by over 20%. Overall, sales increased slightly to $1,464,000, with US sales remaining, as anticipated, very quiet. With only one sales representative in the market, all of our attention was focused on finding distributors to represent and sell our products. On January 4,1999, the company signed-up its first domestic distributor, who became our exclusive sales organization in New England and Long Island, New York. By April we expect another distributor to come board and as we continue to build. By year end we could be represented by over 40 salespeople in the US. It is our belief that selling through distributors, rather than directly, is very cost effective and will build momentum in 1999/2000. Additionally, during the year, planned acquisitions will also add to this increase our market share in markets were we are currently not active.

In 1999 we are planning to make significant strides in technical acceptance of the product line. Our goal is to add technical superiority to our marketing strategy by providing a way to increase the rate and density of bone growth to our implants. R&D activities appear to have found an opportunity to make this happen in 1999 through acquisition. This will cut the patient's average time between surgery and the final restoration, by two thirds. The money received from the private placement will be required to develop and market this new patented technology. To back up this strategy, we are also looking to replace our credit line with a larger, more favorable line. Other events planned in 1999 are:

o the publishing of at least three major articles in dental periodicals on the Micro-Lok System;

o podium time at the Annual International Periodontal and other meetings on Micro-Lok;

o introduction of more efficient products like; a new surgical tray, new countersink tools and an abutment holding tool for laboratories and chair-side use;

o the reduction of material cost by 20%, due to negotiated new titanium price;

o parts cost decrease by 10% due to the effect of two new machines on line;

o        new Distributor in Argentina coming on-line;

o Micro-Lok Mexico and Chile coming on-line as wholly owned distributor subsidiaries.

This is the turnaround year for Bio-Lok. Internal sales increases will make us profitable. Acquisitions will also add to our sales and profitability. Technological advances will separate us from our competition. Our most important effort will be to raise the working capital to market, advertise and continue our research studies.

Bio-Lok is poised to take its place in the international marketplace.

Sincerely,

/s/ Bruce L. Hollander

Bruce L. Hollander
President & CEO

                                 BUSINESS REVIEW

Bio-Lok International Inc. ( "BioLok" or the "Company") is a manufacturer, distributor and marketer of medical devise products. Bio-Lok's product line consists of its proprietary Dental Implant Product Line which is comprised of dental implants (screws and cylinders), their prosthetics, tools, devices, kits and irrigated spade drills. The Company is the manufacturer and distributor of the "MICRO-LOK PRECISION DENTAL IMPLANT SYSTEM."

Bio-Lok has positioned itself to be a major manufacturer, marketer, and distributor to the implant marketplace. The Company has obtained the requisite FDA 510(k)'s, ISO 9001 / EN 46001 and CE Mark to market its product line both domestically and internationally. Domestically the Company markets its the product line directly to the end-user and via select distributors. Internationally marketing is accomplished primarily via select Distributors on a country by country basis, or via joint ventures and/or wholly owned subsidiaries.

Dental implants are the foundation upon which natural looking teeth are placed via a sound and lasting prosthesis. Implants (small anchor shaped like screws or cylinders) are the artificial substitutes for the natural roots of teeth, are made out of bio-compatible titanium alloy and are placed into the jawbone. The titanium alloy utilized is of clinical grade, is inert to the body, represents a space age material which has the unique ability to form a permanent biological bond (bio-lok) with living tissue.

The merits of having implants instead of the conventional bridge and denture plates are as follows:

         - dental implants can provide support for a full denture, making it more secure and comfortable;
         - dental implants support a fixed bridge eliminating the need for a removable partial denture;
         - implants can assist in the replacement of a single tooth without the need to alter adjacent teeth;
         - advantages are that they can support replacement teeth in much the same way as tooth roots support natural teeth. Many dentures wobble, click or cause pain, and dental implants provide a sound alternative;
         - dental implants can prevent embarrassment about spaces from missing teeth, instead you can enjoy foods again, smile, and speak with confidence.

Dental implants are placed by trained dentists. Implants can have a high success rate (Micro-Lok Implant have a 98.5% success rate - highest in the industry) if placed properly and expertly, and with proper oral care and regular dental visits, dental implants have lasted over 20 years and can last a lifetime.

The dental implant and related products manufactures and distributes are as follows:

         - 3.45mm, 4.00mm, 5.00mm platform screw and cylinder type implant; both implant styles have external hex tops, and are coated either HA or TPS or RBM treated (uncoated);

         - NEW PRODUCT introduced late summer 1998 was the 5.00mm platform "Silhouette" screw (tapered) implant; a 4.00mm platform version was introduced in December 1998;

         - an extensive line of prosthetic armamentarium to avail a practitioner a number of options in completing a prosthesis;

         - having incorporated a unique "journal" design concept (patented) into the implant and prosthetic product parts which provides a more secure and problem free fit (eliminated potential thread damage).

The Company along with its primary clinicians constantly review current designs, evaluate new concepts, and develop improved and new product to augment the Micro-Lok Implant System.

The company's marketing and sales effort are segregated into two distinct functions to enable management to properly evaluate, monitor, and provide direction and guidance. The two distinct operations are DOMESTIC and INTERNATIONAL. The domestic and international market are to be covered by the promotion of seminars and meetings; association with Universities, dental laboratories, clinics, and practitioners; attending select dental conventions with exhibit space (booth); space advertising, article publication, flyer distribution to promote the company and its products; and, direct support internationally via local distributors and clinics. To accomplish this feat the Company has been developing promotional literature, direct marketing material, catalogs, manuals, and etc.

DOMESTIC. The domestic marketplace covers the 50 states and territories. The current marketplace is estimated at over $200 million in sales and real growth at about 8%. Bio-Lok's domestic market is in the process of being rebuilt. Over the past years, the Company's inconsistent financial status and past management have affected its acceptance in the domestic (US) marketplace. With the name change to Bio-Lok International Inc., consolidation of operations in early 1997, advertising, and new promotional literature and catalog the Company has re-presented itself to the dental market.

Presently, the Company is developing markets penetration via the hire of salespersons, independent contractors and/or local/regional distributors. These marketers are anticipated to be located in large metropolitan areas and areas with high concentration of an over 45 population. To this extent, salespersons have already been located in the Greater New York/New England area, Chicago and Los Angeles. We anticipate that with the mix of individual salespersons to distributors that the Company is anticipating to have up to 75 sales persons selling the Micro-Lok Implant System in the US.

Overall, Bio-Lok has made the decision to support a hybrid sales and marketing effort; to have direct sales and distributor sales serve the needs of individual geographic areas, and via mail order cover less dense markets.

INTERNATIONAL. Presently, Bio-Lok is engaged in sales activity in ten (10) countries - Argentina, Chile, Colombia, Italy, Mexico, Spain/Portugal, S. Korea, Taiwan, Romania and Venezuela. In these markets agreements with local Distributor's have been entered into for three to five years. These markets have grown in gross sales with limited support to over $1.2 million.

Other markets that are in the process of being developed are Brazil, Costa Rica, England, France and Germany. Attempt in entering these markets have, in the past and will in the future, be accomplished via personal contact of qualified entities, representation at dental trade shows, and word of mouth by clinicians, business associates and general contacts. Initially any of the markets will be entered into via Distributors and if results are not forth-coming alternate methods in gaining a foothold in a country will be utilized - i.e. joint ventures and/or wholly owned subsidiary.

PATENTS AND TRADEMARKS. Patent and pre-patents are filed and granted/assigned to the Company continually as new and unique product development is completed. As of September, 1998 the Company holds six (6) US Patents, has three (3) pre-patents pending finalization, and is presently completing for submission two
(2) new patents. Trademarks have been filed on the Bio-Lok and Micro-Lok Implant System name. Additionally, the logo utilized in conjunction with the Micro-Lok Implant System name has been registered.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL RESULTS OF OPERATIONS AND CONDITION.

The company, since emerging from the Chapter XI filing and adoption of its Plan of Reorganization, has achieved a profit from operations. The Plan of Reorganization was approved by the creditors and by the Court on February 13, 1997, subsequently, in January 1998, the file was closed. The Company has met the Plan of Reorganization and is moving forward in the development of both the domestic and international marketplace.

SALES AND PROFITS. [1998 VS. 1997] Net Revenue for 1998 totaled $1,463,794 and represented a modest 4% increase over prior year. The increase is primarily attributable to the continued increase of the international market. The domestic market continues to be impacted from the company's past but has shown an improvement in the past months.

Gross Profit for the year totaled $1,000,242 and reflected a 5% increase over prior year. The increase is solely due to improved margins, maintaining cost controls, and due to continued and improved inventory control procedures during the year even with the development of the new "Silhouette" implant.

Selling expenses for the year decreased slightly to $304,038, a 2% decrease. The lower costs incurred resulted from the restructuring of the sales staff and investing in advertising, new catalogs and promotional literature.

General and administrative expenses increased from prior by year $18,934 to $654,613 or 3%. The increased costs incurred are the direct result of obtaining the ISO and CE mark certification and reserve for losses totaling $48,000 having to be established for a number accounts - both domestic and international. The Company anticipates that some of the money will be recovered in future years.

Other income and expenses increased by $61,619 to $109,070 or an increase of 130%. This increase in expenses now reflects a full years impact of interest on the plan payments and the revolving loan financing arrangement. The extraordinary items reflected in 1997 represented a one time occurrence and resulted from the Chapter XI, the Plan of Reorganization adopted in February 1997, and the related present valuing of the unsecured debtors at a current market.

Net Income for the period was a loss of $67,925 for the year. The loss is a direct result from the adoption of the Plan of Reorganization and related discounted market rate being booked on the unsecured debt outstanding. A better measurement of the results of the Company is the results obtained at Income from Operations. Income from operations totaled $41,591 and was $36,933 over prior years result. The result reflected the increase in sales achieved, cost controls maintained and improved inventory controls having been implemented even with the development of new product.

SALES AND PROFITS. [1997 VS. 1996] Net Revenues for 1997 decreased by 11% or $177,036. The reduction in sales is due to the continued loss of sales realized for the domestic market. The domestic market decrease was due to the re-structuring of the marketing/sales operations in late 1996 and the extended time the company had to operate under the Chapter XI.

Gross Profit for the year was $950,206 and reflected a decrease of $29,322 from 1996. The decrease is solely attributable to the decrease in sales and the development of the Micro-Lok 3.45mm platform.

Selling expenses totaled $309,869 for the year and reflected a 14% decrease or $50,578 of lower costs incurred. The decrease was primarily due to the restructuring of the sales operations initiated in 1996. As of the 4th fiscal quarter these costs have been increasing as new staffing and directions where implemented.

General and administrative expenses increased for the period by $105,868 an increase of 20%. The increase in expenses was attributable to costs incurred for obtaining ISO 9001 and the CE Mark certification, higher insurance costs, and service costs incurred under a revolving credit financing arrangement. The ISO 9001 and CE Mark certification had to be completed to insure that the company could continue to sell its products in the EEC.

Other income and extraordinary items in total affected the results of the company dramatically. The impact for the current year was solely attributable to the Chapter XI and subsequent adoption of the Plan of Reorganization. Under the restructuring and Plan of Reorganization the Company realized over $729,000 of forgiveness of creditor debt.

Net Income for the period was $734,169. The increase over prior year was primarily due to the gains realized from recording the impact of the Plan or Reorganization approved by the Court for the Chapter XI filing. Adjusting for the extraordinary gain net income for the period would have totaled approximately $10,000, basically a break-even.

MANAGEMENT'S REVIEW.

Bio-Lok's products are sold through out the United States and internationally in a number of countries. The engineering and technical aspects of the implant system, the patented features, along with the extensiveness of its prosthetics, tools, devices and drills are its strengths and provide the Company a competitive advantage in the marketplace.

The Company emerged from the Chapter XI in February 1997 and the file was finally closed by January 1998. Due to this extended time before the file was closed credit relationships and sales growth activity did not significantly improve during 1998. Regardless, improved results at income from operations where achieved even with the introduction of the new 5.0mm platform "Silhouette" implant and related tapered spade drills along with improvements to prosthetic parts and tooling.

The Company has installed on the INTERNET its own website home page, product information, catalog, marketing and sales information and method of ordering product.

OUTLOOK FOR THE FISCAL YEAR 1999.

The Company's "MICRO-LOK PRECISION DENTAL IMPLANT SYSTEM" presents an excellent product line which is technically superior and better engineered than most other systems in the marketplace. The product line offers the broadest selection of dental implants and prosthetic armamentarium, and by its patented designs presents to the market a better "product." The items patented and incorporated into the product line provide strength, fit and a better engineered product to the market.

The Company, with the planned aggressive marketing effort utilizing direct sales and local/regional distributors for the domestic market, coupled with an sound advertising strategy should achieve market penetration. Internationally the Company is aggressively soliciting new markets by attending selective trade shows in other countries, mailings and interest obtained from its website.

                                FINANCIAL REVIEW
-------------------------------------------------------------------------------
The information contained in this financial review should be read in conjunction with the consolidated financial information provided on pages F12 to F21 of this Annual Report.
-------------------------------------------------------------------------------

RESULTS OF OPERATIONS

SALES. Net sales increased to $1.5 million for 1998. The increase was primarily due to continued international market penetration. The domestic was flat, but is expected to grow significantly in 1999, then the Chapter XI is closed, regional/local distributors are being contracted, and a new sales and support staff is being brought on board, primarily due to the company being in the Chapter XI. Domestic market growth should be achieved once money for sales and marketing is obtained.

COSTS AND EXPENSES. Costs and expenses continued to be controlled for the year. Adjusting results for non-recurring expenses incurred for the ISO certification, overall expenses would have been 3% below prior years results. Expenses are continuing to be monitored and controlled today, but will increase going forward as market penetration is achieved.

NET INCOME. Results for the year was basically a break-even. Net income was a loss of $68,000 but income from operations totaled $42,000. Income for the year was affected by the implementation of the Plan of Reorganization and the related capitalization of all unsecured debt pre-petition and the one time expense for the implementation and certification of ISO and the CE Mark.

TAX RATE. No tax provision was recorded for 1998 then the business had an operating loss. (See also Note J Income Taxes of Notes to Financial Statements included herewith).

FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES. At October 31, 1998, Bio-Lok had limited funds on-hand and working capital totaled $878,000. The Company currently is operating at a break-even basis and will require either new capital or financing to achieve added market penetration. To this extent, management and the company's Board is continually looking for and developing capital and financing sources.

OPERATING ACTIVITIES. For the year operating activities generated a profit of $42,000 on sales of $1,464,000. The ISO and CE mark certification was completed to enable the Company to continue to sell into the EEC - one time costs of approximately $40,000.

INVESTING ACTIVITIES. Capital expenditures for 1998 totaled only $9,576. The expenditures where for office furniture and system upgrades.

DIVIDEND. No dividends were declared or paid for the year 1998 to any shareholder.

NEW ACCOUNTING STANDARDS. See Note A of the Notes to Financial Statements for any accounting standards adopted..

IMPACT OF INFLATION AND FOREIGN EXCHANGE. None, primary raw materials utilized in manufacturing have not fluctuated greatly in the past and are not expected in the future.

All foreign sales are conducted in US dollars; and, all domestic or international payments are remitted in US dollars.

             INTERNAL PREPARED FINANCIAL AUDIT REVIEW REPORT LETTER

To the Board of Directors
Bio-Lok International Inc.

The Financial Statements and accompanying noted prepared and issued herewith have been completed internally by the Company. The audit of the financial results for 1998 has been contracted for and is being completed by Durland & Co. (new accountant). It is expected that the audit will be completed by the end of March or early April; hence, do to the delay, SEC reporting requirements, Annual Meeting scheduled for April 28, 1999, the Company has completed and issued this report. A follow up report, in summary, will be issued once the audit has been completed and the books and records have been certified.

The Company states herewith that the books and records of the company are maintained in accordance with generally accepted accounting standards and that no material changes are anticipated upon completion of the audit.

Ingo K. Kozak
Chief Financial Officer
Bio-Lok International Inc.

                           Bio-Lok International Inc.
                                 BALANCE SHEET
                           October 31, 1998 and 1997
                                   Unaudited

                                     ASSETS
                                                        1998           1997
                                                     ----------    -----------
CURRENT ASSETS
  Cash                                              $       373    $     3,642
  Net Accounts Receivable - trade                       470,033        489,941
  Inventory                                           1,167,493      1,163,045
  Prepaid expenses and other                             31,523         20,676
                                                    -----------    -----------
      Total Current Assets                            1,669,422      1,677,304

PROPERTY, PLANT AND EQUIPMENT - NET                     246,254        321,353

INVESTMENT IN SUBSIDIARIES                               74,101              0

DEPOSITS                                                 10,747         14,122
                                                    -----------    -----------
                                                    $ 2,000,524    $ 2,012,779
                                                    ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Revolving Loan                                    $   365,444    $   246,738
  Trade Accounts Payable                                124,260        112,650
  Accounts Payable other                                 28,111         28,111
  Note Payables                                           3,839              0
  Accrued Expenses                                       57,619         15,092
  Current portion of long-term debt                     211,563        170,699
                                                    -----------    -----------
                                                        790,836        573,290
                                                    -----------    -----------
LONG-TERM DEBT
  Notes                                                 109,301        174,852
  Pre-petition accounts payable                         371,814        468,585
                                                    -----------    -----------
                                                        481,115        643,437
                                                    -----------    -----------
TOTAL LIABILITIES                                     1,271,951      1,216,727
                                                    -----------    -----------

STOCKHOLDERS' EQUITY
  Common Stock; 7,000,000 shares authorized;
   $0.01 par value; 4,131,275 shares issued and
   outstanding in 1998 and 34,742,870 shares
   issued and outstanding in 1997.                       41,313        347,429

  Additional paid in capital                          1,956,058      1,649,497
  Accumulated deficit                                -1,268,798     -1,200,874
                                                    -----------    -----------
                                                        728,573        796,052
                                                    -----------    -----------
                                                    $ 2,000,524    $ 2,012,779
                                                    ===========    ===========

                           Bio-Lok International Inc.
                            STATEMENTS OF OPERATIONS
                For the years ended October 31, 1998, 1997, 1996
                                    Unaudited




                                                           1998                 1997                  1996
                                                        ----------            ----------           ----------
 SALES - net                                            $1,463,794            $1,405,582           $1,582,618
 COST OF SALES                                             463,552               455,376              603,090
                                                        ----------            ----------           ----------
        GROSS PROFIT                                     1,000,242               950,206              979,528
                                                        ----------            ----------           ----------

 EXPENSES
   General and Administrative                              654,613               635,679              529,811
   Selling                                                 304,038               309,869              360,447
                                                        ----------            ----------           ----------
                                                           958,651               945,548              890,258
                                                        ----------            ----------           ----------
 INCOME FROM OPERATIONS (Loss)                              41,591                 4,658               89,270
                                                        ----------            ----------           ----------
 OTHER INCOME (EXPENSES)
   Other Income                                              7,808                 5,226               10,912
   Interest                                               -103,841               -52,677               -6,582
   Non-operating expense                                   -13,482                     0              -87,230
                                                        ----------            ----------           ----------
                                                          -109,515               -47,451              -82,900
                                                        ----------            ----------           ----------
        Earnings (Loss) before income
          taxes & extraordinary items                      -67,924               -42,893                6,370

 Income taxes (benefit)                                          0               -14,500                    0
                                                        ----------            ----------           ----------
        Earnings (Loss) before
          extraordinary items                              -67,924               -28,293                6,370

 Extraordinary items
 Gain on debt forgiveness in connection
     with Chapter XI proceedings (less
     applicable income taxes of $264,000)                        0               512,962                    0
 Utilization of net operating loss
     carryforward to offset income taxes                         0               249,500                    0
                                                        ----------            ----------           ----------
        NET EARNINGS (LOSS)                             $  -67,924            $  734,169           $    6,370
                                                        ==========            ==========           ==========
 Earnings (Loss) per share
 Earnings (Loss) before extraordinary
     items                                              $        0            $        0           $        0
 Extraordinary items                                             0                  0.04                    0
                                                        ----------            ----------           ----------
 Net earnings (Loss) per share                          $        0            $     0.04           $        0
                                                        ==========            ==========           ==========
 Weighted average shares outstanding                     3,926,464             1,731,635*           1,240,349*
     (recast to give effect for reverse split)


                           BIO-LOK INTERNATIONAL INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED OCTOBER 31, 1998, 1997, 1996

                                PREFERRED STOCK      PREFERRED STOCK
                               -----------------   -------------------
                                    CLASS A              CLASS B              COMMON STOCK        ADDITIONAL
                               ----------------    -------------------   ----------------------    PAID-IN     ACCUMULATED
                               SHARES    AMOUNT     SHARES     AMOUNT      SHARES       AMOUNT     CAPITAL       DEFICIT     TOTAL
                               -------   -------   --------   --------   -----------   --------   ----------   -----------  -------
BALANCE -- OCTOBER 31, 1995     50,000    50,000    500,000    500,000    10,453,913    104,539   1,066,997    -1,941,413   -219,877
Shares issued to PDS, Intl.
 for exchange of Preferred
 Stock to Common Stock on
 11/29/95                                          -500,000   -500,000     1,000,000     10,000     490,000                        0
Reclassified per Chapter XI
  as a Subordinate Debt        -50,000   -50,000                                                                             -50,000
Shares issued to BLH for
  joining company 2/5/96                                                     500,000      5,000                                5,000
Shares issued on 6/25/96
  to Employees                                                             1,000,000     10,000                               10,000
  to Minimatic Implant                                                     1,000,000     10,000                               10,000
Net Income (total impact
  for the year -- 1996)                                                                                             6,370      6,370
BALANCE -- OCTOBER 31, 1996          0         0          0          0    13,953,913    139,539   1,556,997    -1,935,043   -238,507
Net issuance of stock
  1,388-957 -- 1,200,000 in
  connection with the
  Chapter XI settlement                                                      188,957      1,890                                1,890
Issuance in settlement of
  a law suit & approved
  by court                                                                 1,000,000     10,000                               10,000
Sale of Common Stock                                                      15,750,000    157,500      92,500                  250,000
Issuance of Common Stock
  to Directors, Clinicians
  and Employees                                                            3,850,000     38,500                               38,500
Net Income (total impact
  for the year -- 1997)                                                                                           734,169    734,169
BALANCE -- OCTOBER 31,1997           0         0          0          0    34,742,860    347,429   1,649,497    -1,200,874    796,052
Issuance of Stock to Directors,
  Officers and Employees 2/23/98                                           6,255,150     62,552
Cancellation of Stock 10/31/98                                              -130,830     -1,308
Reverse Split of Stock 10 to 1/3/98                                      -36,780,415   -367,804     306,561
Issuance of Stock shares to
  Clinicians 10/12/98                                                         20,500        205                                  205
Issuance of Stock shares to
  Directors 10/20/98                                                          24,000        240                                  240
Net Income (total impact
 for the year -- 1998)                                                                                          -67,924      -67,924
BALANCE -- OCTOBER 31, 1998         0         0          0          0      4,131,275     41,313   1,956,068  -1,268,798      738,573


                           Bio-Lok International Inc.
                            STATEMENTS OF CASH FLOWS
              For the years ended October 31, 1998, 1997 and 1996
                                    Unaudited


                                                                     1998              1997              1996
                                                                  ----------        ----------        ----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Earnings (Loss) before extraordinary items                       $  -67,924        $  -28,293        $    6,370
  Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
    Depreciation                                                      84,674           102,183            89,018
    Valuation of shares for services at $0.01 par value                                                   25,000
    Change in current assets and liabilities:
     (increase) decrease in accounts receivable                       19,908            82,945          -177,760
     (Increase) decrease in inventories                               -4,448          -217,045            16,993
     (increase) decrease in prepaid and other                        -10,847             1,450           -17,126
     (increase) decrease in deposit                                    3,375            -1,550           -10,670
     Increase (decrease) in accounts payable and
       accruals                                                       54,137          -343,545            89,640
                                                                  ----------        ----------        ----------
             Subtotal                                                 78,875          -403,855            21,465
 Extraordinary Items                                                       0           762,462                 0
 Adjustment to reconcile cash provided by
  extraordinary items                                                      0          -762,462                 0
                                                                  ----------        ----------        ----------
    Net cash (used) by operations                                     78,875          -403,855            21,465
                                                                  ----------        ----------        ----------
 CASH FLOWS FROM INVESTING ACTIVITES:
  Purchases of property, plant and equipment                          -9,575          -193,392           -53,371
  Investment in Subsidiaries                                         -74,101                 0           -45,398
                                                                  ----------        ----------        ----------
  Net cash (used) by Investing activities                            -83,676          -193,392           -98,769
                                                                  ----------        ----------        ----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock                                              0           250,000                 0
  Net proceeds - revolving note payable                              118,706           246,738                 0
  Proceeds from note payable and capital leases                        3,839           150,748                 0
  Repayments of long-term obligations                               -121,458           -47,257           -18,676
  Proceeds - other                                                       445                 0            94,498
                                                                  ----------        ----------        ----------
    Net cash provided by financing activities                          1,532           600,229            75,822
                                                                  ----------        ----------        ----------
    NET INCREASE (DECREASE) IN CASH                                   -3,269             2,982            -1,482
 Cash - beginning of year                                              3,642               660             2,142
                                                                  ----------        ----------        ----------
 Cash - end of year                                               $      373        $    3,642        $      660
                                                                  ==========        ==========        ==========

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW OPERATIONS:
   Cash paid during the year for interest                         $ 103,841         $   52,677        $    6,582
                                                                  =========         ==========        ==========
 Effects of Chapter XI proceedings having no cash effect:
   Issuance of stock without cash considerations                                    $   50,390
                                                                                    ==========
   Investment in OGD eliminated in bankruptcy                                       $  188,648
                                                                                    ==========
   Increase in Long-term debt                                                       $  595,368
                                                                                    ==========

                           Bio-Lok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1998 and 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         REORGANIZATION AND BANKRUPTCY PROCEEDINGS

         The Company and its former subsidiary filed petitions under Chapter II of the Bankruptcy laws in January 1996. On February 12, 1997, the Company's plan of reorganization was approved by its creditors and accepted by the Court. Liabilities were restructured for 30% (except priority claims) of the original debt to be paid over a twelve to seventy-two month period. The unsecured liabilities due in over a twelve month period were discounted at a market rate of 9.0% in accordance with generally accepted accounting principles. Creditors also received common stock shares in the Company for all debt not repaid at one share per dollar. Effective January 1998, the Chapter II proceedings had been closed and discharged.

         ORGANIZATION

         The Company represents a State of Delaware corporation which was originally incorporated on October 6, 1987 as Colfax, Inc. The Company's name was changed from Colfax, Inc. to Minimatic Implant Technology, Inc. in June 1988, to American BioDental Corporation in April 1995, and again in April 1997, to Bio-Lok International Inc. - its current name. Prior to the name change in June 1988, the corporation was acquired through a reverse acquisition by the shareholders of Minimatic, Inc. a Florida corporation. The acquisition was accounted for as a purchase and as a results of the reverse acquisition the former Minimatic Inc. shareholders became the controlling shareholders of Bio-Lok International Inc..

         Until 1997, Bio-Lok International Inc. conducted its business through its wholly-owned subsidiary Minimatic Inc.. Effective March 1, 1997, the Articles and Plan of Merger of Minimatic Inc. (then known as Minimatic Implant Technology Inc. reference a name change effective June 30, 1995) was approved and implemented by the Board of Directors and the Officers of the Company respectively. The merger of the subsidiary into its parent was accomplished to reduce costs and reporting requirements.

         In May 1995, Bio-Lok International Inc. established a wholly-owned subsidiary OGD, Inc. ("OGD"). OGD was established to acquire the assets of the operating division of OmniGene Diagnostics, Inc. The investment in the subsidiary was accounted for on an investment basis and was divested by year-end. OGD was spun-out and divested by new management retroactive back to the date of acquisition due to its cash requirement to operate and grow.

         Effective May 29, 1998, Micro-Lok Mexico S.A DE C.V. was established on a JV basis by the Company with an individual for the development of the Mexican dental market. Investment in the corporation is accounted for on an investment basis.

         Effective December 4, 1998, Micro-Lok Chile S.A. was established on a JV basis by the Company an individual for the development of the Chilean dental market. Investment in the corporation is accounted for on an investment basis.

                           Bio-Lok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1998 and 1997

NOTE A - continued

         PRINCIPLES OF  CONSOLIDATION

         In 1996, the financial statements consist of the consolidation of the accounts of Bio-Lok International Inc. and Minimatic Implant Technology Inc. (p/k/a Minimatic Inc.), and OGD is recorded on an investment basis only. All significant inter-company accounts and transactions have been eliminated. All subsequent financial statements are not consolidated and all investments in subsidiaries (Mexican and Chilean JV) are recorded on an investment basis.

         REVENUE RECOGNITION

         Revenue attributable to the manufacturing and subsequent distribution operation of the Company is recorded when goods are shipped and/or invoice is printed.

         ACCOUNTS RECEIVABLES

         Accounts receivables are stated on a net basis (net of reserve for losses). Reserve for losses for 1998 and 1997 were $72,670 and $22,397 respectively.

         INVENTORIES

         Inventories are stated at the lower of average cost or market.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is charged to operations over the estimated useful lives of the related assets and is computed using the straight-line method for financial statement purposes and various accelerated methods for income tax purposes.

         Repairs and maintenance are charged to operations when incurred. Betterment's and purchases are capitalized if over $300 in cost. When fixed assets are sold or otherwise disposed of, the asset accounts and related accumulated depreciation accounts are relieved accordingly, and any gain or loss is included in non-operating activity.

         The estimated useful lives of property and equipment are as follows:

                                                            Years
                                                            -----
              Tooling Equipment                               5
              Office Equipment                                5
              Machinery and Equipment                       5 - 10
              Computer Equipment                              5
              Vehicles                                        5


         ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimated and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           Bio-Lok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1998 and 1997

NOTE A - continued

         NET INCOME (LOSS) PER SHARE

         Net income (loss) per share is computed by dividing the net income
         (loss) by the weighted average number of common stock shares outstanding during the period.

         INCOME TAXES

         Effective November 1, 1994, the Company adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". Under Statement No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax basis of assets and liabilities. The effect of this adoption was to reclassify the fiscal 1994 extraordinary tax benefit resulting from the utilization of operating loss carryforwards to operating income.

NOTE B - INVENTORIES

         Inventories consisted of the following at October 31, 1998 and 1997:

                                                 1998                 1997
                                              ----------           ----------
             Raw Materials                    $   19,036           $   31,748
             Work in Process                     378,108              445,340
             Finished Goods                      735,349              650,957
             Consumable Tools                     35,000               35,000
                                              ----------           ----------
                                              $1,167,493           $1,163,045
                                              ==========           ==========

NOTE C - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at October 31, 1998 and 1997:

                                                        1998            1997
                                                    ------------     ---------
            Tooling Equipment                       $    72,153      $  72,153
            Office Equipment                             42,836         38,017
            Machinery and Equipment                     670,669        670,669
            Computer Equipment                          151,818        147,512
            Vehicles                                     15,408         15,408
            Leasehold Improvements                       56,664         56,213
                                                     ----------     ----------
                                                      1,009,548        999,972
               Less: Accumulated Depreciation           763,293        678,619
                                                    -----------     ----------
                                                    $   246,255     $  321,353
                                                    ===========       ========

NOTE D - REVOLVING LOAN

         On April 28, 1997, the Company entered into a Revolving Loan and Security Agreement with Capital Business Credit, a division of Capital Factors which today is a part of United Planters Bank. The Company pledged all its assets as security for the revolving loan arrangement. The line of credit was for

                           Bio-Lok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1998 and 1997

NOTE D - continued

         a maximum loan of $500,000 and as of October 31, 1998 and 1996, the outstanding loan balance totaled $365,444 and $246,738 respectively.

NOTE E - LONG-TERM LIABILITIES

         Long-term liabilities at October 31, 1998 and 1997 consist of the following:

                                                                    1998                    1997
                                                                  --------                --------
         Principal balance o/s on an equipment lease
           payable at $2,826.84 to 7/98 and $2,720.11
           thereafter per month including interest at
           9.0% -fully secured by computer equipment             $ 47,272                $ 75,689

         Equipment note payable at $2,245 per month
           with interest at 9.75% - fully secured by
           manufacturing equipment                                108,976                 128,601

         Obligation to creditors under the plan of
           reorganization dated Feb. 12. 1997, payable
           at approximately $12,725 per month for one
           year and approximately $14,000 thereafter;
           includes interest and imputed interest at 9%;
           Priority creditors are secured by the assets of
           the corporation                                        525,635                591,816

         Other                                                     10,795                 18,030
                                                                 --------                -------
                                                                 $642,678                $814,136
                                                                 ========                ========

         Amounts due within one year                             $211,563                $170,699
                                                                 ========                ========


         The maturities of long-term liabilities as of October 31, 1998 are as follows:

                      Due Year Ended
                        October 31,                            Amount
                      --------------                          ---------
                          1999                                $211,563
                          2000                                 180,804
                          2001                                 178,099
                          2002                                 103,379
                          2003                                  18,833
                                                              --------
                                                              $692,678
                                                              ========

                           Bio-Lok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1998 and 1997

NOTE F - ACCRUED EXPENSES

         At October 31, 1998, accrued expenses totaled $57,619 and consisted of the following:

                           Accrued Expenses                 $  2,720
                           Accrued Payroll                    21,761
                           Accrued Payroll Taxes              16,739
                           Accrued 401K Plan Pymts.           15,794
                           Other                                 605
                                                             -------
                                                             $57,619
                                                             =======

NOTE G - STOCKHOLDERS' EQUITY

         Current Stockholders' Equity outstanding is as follows:

         COMMON STOCK

         The Company after approval by its stockholders and Board of Directors at the Annual Meeting held on April 22, 1998, completed on July 20, 1998 a reverse split of 10 to 1 of its Common Stock shares of 50,000,000 authorized. With the reverse split the authorized Common Stock shares of 50,000,000 became 5,000,000 authorized.

         Effective at the Annual Meeting held on April 22, 1998, the stockholders unanimously approved that the Board of Directors can increase of the authorized Common Stock to 30,000,000 as needed. To this extent, the Board increased the authorized Common Stock shares to 7,000,000 effective July 20, 1998. The Board will increase the authorized shares as and when needed or required to 30,000,000 common stock shares.

         OTHER (The number of Common Stock shares for all comments below have been adjusted to reflect the effect of the reverse split detailed above.)

         On March 21, 1997, the Board of Directors had issued 138,896 shares of common stock to creditors under the settlement agreement of the Chapter
         XI. In turn, 120,000 shares of common stock were turned in by a stockholder as specified in a lawsuit settlement agreement as an offset to the shares issued to creditors. All unsecured creditors received one
         (1) share of common stock for each $10 dollar not repaid under the settlement agreement. The Chapter XI Plan of Reorganization called for a pay-out of 30% on each unsecured debtors claim.

         On March 21, 1997, the Board of Directors had issued 100,000 shares of common stock in settlement of two (2) lawsuits which settlements had been approved by the Court as a part of the Chapter XI Plan of Reorganization.

                           Bio-Lok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1998 and 1997

NOTE G - continued

         The Board of Directors had authorized on March 11, 1997, and finally issued on June 6, 1997, 365,000 shares of common stock to Directors, officers, employees and outside individuals for support of the Company over the past; and on September 4, 1997, the Board of Directors approved and had issued on October 1, 1997, 10,000 shares each to two clinicians for support and service provided to the Company over the past two years.

         On April 9, 1997, the Board of Directors approved a Purchase Agreement with BioLok Partners, Inc., a Florida corporation. Under the agreement BioLok Partners, Inc. was to provide to the Company an equity infusion of $250,000, obtain a $500,00 line of credit and provide the services of Mr. Bruce L Hollander as its President and CEO for the ensuing five
         (5) years via an employment agreement, a line of credit for $500,000 and a field sales staff of some 40 sales people to sell dental implants, in exchange the Company provided to BioLok Partners, Inc. 51% or 1,575,000 shares of Common Stock shares as of the signing of the agreement. The purchase agreement was finally entered into May 30, 1997, and the Board of Directors issued on October 1, 1997, 1,575,000 (15,750,000 pre reverse split) shares of Common Stock after all requirements under the agreement had been met.

         The Board of Directors had authorized on February 11, 1998, and issued on February 23, 1998, the issue of 625,515 shares of Common Stock to Directors, officers and employees for services and support of the Company for the year 1997.

         The Board of Directors authorized and approved per the suggestion of the officers of the Company that the Common Stock shares held by Mr. Dominic Scacci be canceled. The cancellation of the shares was authorized in 1995. Total shares canceled after taking effect for the reverse split was 13,083 shares.

         In March 1998, the Board of Directors through its officers effected the 10 to 1 reverse split of the Common Stock shares of the Company. Authorized shares went from 50,000,000 to 5,000,000 and then re-set at 7,000,000 as approved by the Stockholders and the Board of Directors.

         In April 1998, the Board of Directors had authorized and issued in October 1998 Common Stock shares to two (2) clinicians totaling 20,500 shares for services rendered to the Company over the year.

         In August 1998, the Board of Directors had authorized and issued in October 1998 Common Stock shares to four (4) Board members totaling 24,000 shares for payment in lieu of interest for lending funds to the Company for short-term cash requirements.

         In November 1998, the Board of Directors had authorized and approved the issuance of 485,000 shares of Common Stock to officers and an employee for services rendered during 1997.

         March 2, 1999, the Compensation Committee recommended and the Board of Directors approved and authorized the issuance of 100,000 shares of common stock to Board and the Executive Committee Members of the Company for services and support rendered for 1998.

NOTE H - COMMITMENTS

         The Company leases office space pursuant to an operating lease which expires August 30, 2001. the lease generally provides for fixed monthly rental payments of $5,142.18 which includes operating

                           Bio-Lok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1998 and 1997

NOTE H - continued

         expenses and sales tax (base rental is $3,780.92). Rent expense for the year ending October 31, 1998, 1997 and 1996 amounted to $62,015, $60,131 and $51,106 respectively. At October 31, 1998, the future minimum rental payments under the current operating lease were as follows:

                                                              Minimum Lease
              October 31,                                         Rental
              -----------                                     ------------
                  1999                                          $ 45,371
                  2000                                            45,371
                  2001                                            37,809
                                                                --------
                                                                $128,551
                                                                ========
NOTE I - INCOME TAXES  (estimated - pre-audit)

         The components of the net deferred tax asset are as follows:

                                                             OCTOBER 31,
                                                       -----------------------
                                                         1998          1997
                                                       --------      ---------
          Deferred Tax Liability:
               Depreciation                            $   -0-       $  (2,500)

          Deferred Tax Assets:
               Net Operating Loss Carryforward          68,000         345,000
                                                       -------       ---------
                                                        68,000         342,500
          Valuation allowance                              -0-        (342,500)
                                                       -------       ---------
          Net Deferred Tax                             $68,000       $     -0-
                                                       =======       =========

         At October 31, 1998, the Company has elected to carryforward net operating losses for federal and state income tax purposes of approximately $1,0083,000 which are available to reduce future taxable income. the following details the net operating loss carryforwards at October 31, 1998 and expiration dates:

                Years                                 Amount
                -----                               ----------
                2009                                $  251,000
                2010                                   764,000
                2011                                    68,000
                                                    ----------
                                                    $1,083,000
                                                    ==========

NOTE J - COMMITMENTS AND CONTINGENT LIABILITIES

         With the settlement of the Chapter XI, all past commitments and contingent liabilities where settled and included as a part of the Plan of Reorganization. No commitments and contingent liabilities are outstanding since the adoption of the Plan of Reorganization on February 12, 1996.

MANAGEMENT INFORMATION

==============================================================================
                              SELECT FINANCIAL DATA

==============================================================================
The following represents selected consolidated financial data regarding Bio-Lok International Inc. and Subsidiary operating results and financial position as of October 31, for financial comparison.

HISTORICAL RESULTS


                                                                        as of October 31,
        ($ in thousands except         -----------------------------------------------------------------------------------
          per share amounts)            1998     1997       1996      1995      1994      1993     1992      1991     1990
                                       ------   ------     ------    ------    ------    ------   ------    -----    ------
INCOME STATEMENT DATA
Operating Results
NET SALES..........................    $1,464    $1,405    $1,583    $1,373    $1,089    $1,351   $1,271    $  771    $1,166
Cost of Goods Sold.................       464       455       603       784       128       544      518       799       919
GROSS PROFIT.......................     1,000       950        98       589       961       807      753       (28)      247
Selling Expenses...................       304       310       360       760       483
General & Administrative...........       655       636       530       663       693       491      510       400       506
Other Income & Extraordinary
          Items (loss).............       109       730       (84)      (79)       14        13       45        24         0
NET INCOME.........................       (68)      734         6      (913)     (234)      303      288      (452)     (261)
Net Income per share(1)............    $ (.02)   $  .21    $   --    $ (.87)    $(.38)    $ .47    $ .44    $ (.78)   $   --

PROFITABILITY RATIOS
As a percent of sales:
     Gross Profit..................      68.3%     67.6%     61.9%     42.9%     88.2%     59.7%     59.2%      --      21.2%
     Net Income (loss).............      (4.6)     52.2      (5.2)    (66.5)    (21.5)     22.4      22.7    (58.6)    (22.4)
Return on average equity...........        --        --        --        --      64.0     180.0        --       --        --
Return on average invested
         capital(2)................        --        --        --        --      45.0     125.3        --       --        --

FINANCIAL CONDITION
Current Assets.....................    $1,669    $1,677    $1,542    $1,365    $1,468    $  970    $  699   $  356
Net Fixed Assets...................       246       321       230       266       198       266       243      337
Assets.............................     2,001     2,013     1,973     1,776     1,666     1,236       948      696
Current Liabilities................       791       573     2,136     1,866     1,357       563       521      662
Long Term Debt.....................       481       643        76       130        39        48       106       34
Shareholders' Equity...............       729       796      (239)     (220)      270       625       321        0

Current Ratio......................       2.1       2.9        .7        .7       1.1       1.7       1.3       .5
Long-term debt to equity...........        .7%       .8%    (31.8)%   (60.1)%    14.5%      7.7%     33.0%      --%

OTHER DATA
Working Capital....................    $  878    $1,104    $ (594)   $ (501)   $  111    $  406    $   178  $  307
Cash flow from operations..........        79      (404)       21      (589)     (217)      176       150      n/a
Capital expenditures...............        84       193        97       290       (19)     (103)       (8)       0
Depreciation and amortization......        85       102        89        79        87        80        77       75
Number of employees...............         13        16        17        25        26        13        13       18


--------------------------
(1) Recast to reflect impact of reverse split of 10 to 1 recorded March 1998.
(2) Net income plus after-tax interest expense divided by average long-term debt and equity.

COMPARATIVE QUARTERLY RESULTS FOR 1998 TO 1997.


                                                                 1998        1997
                                                               --------   ---------
                                                              ($ 000's)   ($ 000's)
Fourth Quarter Ending October 31,
         Net Sales...........................................  $  350      $  304
         Gross Profit........................................     238         206
         Income from Operations..............................     (37)        (57)
         Net Income..........................................     (63)        (59)
         Total Assets........................................   2,001       2,013

Third Quarter Ending July 31,
         Net Sales...........................................  $  342      $  404
         Gross Profit........................................     225         256
         Income from Operations..............................      19           1
         Net Income..........................................      (3)        103
         Total Assets........................................   2,062       1,972

Second Quarter Ending April 30,
         Net Sales...........................................  $  407      $  395
         Gross Profit........................................     280         268
         Income from Operations..............................      41          37
         Net Income..........................................      12         688
         Total Assets........................................   2,165       1,941

First Quarter Ending January 31,
         Net Sales...........................................  $  365      $  304
         Gross Profit........................................     257         220
         Income from Operations..............................      19          24
         Net Income..........................................      (4)          2
         Total Assets........................................   2,067       1,923




MARKET INFORMATION FOR COMMON STOCK

COMMON STOCK DATA


                                             1998         1997        1996       1995        1994        1993
                                            ------       ------      -----      ------      ------      ------
Dividends declares per share.............     -0-          -0-         -0-         -0-         -0-         -0-
Average shares o/s (thousands) (a).......   3,926        1,738       1,240         974         666         649
Year-end book value per share (b)........  $  .18       $  .23      $ (.17)     $ (.21)      $ .44      $  .96
Number of shareholders at year-end (b)...     562          562         480         456         418         420

-------------------------
        (a) Recast to reflect the impact of the reverse split of 10 to 1 recorded 3/98.

        (b) Does not include shareholders who's stock is held in a Brokerage Firms' name.

The Company's common stock is listed on the over-the-counter supplemental Pink Sheets. Very little stock trading activity was registered during 1998; hence, no composite stock price range can be reported.

OFFICE OF THE CHAIRMAN

Peter Baronoff             -        Chairman of the Board

Carl Sadowsky              -        Vice-Chairman of the Board

Bruce L. Hollander         -        Chief Executive Officer

Ingo K. Kozak              -        Chief Financial Officer and Secretary


BOARD OF DIRECTORS

Peter Baronoff(1)                   Chairman of the Board and Chief Executive Officer
                                       Sun Capital Inc.

Carl H. Sadowsky(1)                 Doctor of Medicine.

Bruce L. Hollander(1*)(2*)(3)       Director
                                    Bio-Lok International Inc.

Ingo K. Kozak(1)(3*)                Director
                                    Bio-Lok International Inc.

Bruno Pletscher(2)                  Managing Director  - PDS International Ltd.
                                    Director - Pro-Health Ltd.

                                    Executive Partner - Caribo Management Group Ltd.

Neil Smith(2)                       Retired. Past Co-Chairman and Chief Financial Officer
                                    Express Shade, Inc.

Harold Weisman                      Attorney at Law

Howard B. Koslow(3)                 President, Chief Operating Officer and Chief Financial Officer
                                    Sun Capital, Inc.

-------------

Number denotes committee membership: (1) Executive Committee, (2) Compensation and Employee Benefits Committee, (3) Finance Committee, and * Chairperson for each committee.

OPERATING OFFICERS AND CORPORATE STAFF

Bruce L. Hollander         -     President

Ingo K. Kozak              -     Vice President

Patricio Nilo              -     Director International Sales

                              CORPORATE INFORMATION

HEADQUARTERS AND OFFICES

312 S. Military Trail, Deerfield Beach, Florida 33442;   Telephone (954) 698 - 9998; Fax (954)698-9925;
                                                         E-mail address:  biolok@biolok.com

TRANSFER AGENT AND REGISTRAR

Interwest Transfer Company, P.O. Box 17136, Salt Lake City, Utah 84117; tele.
(801) 272 - 9294. Notices regarding changes of address and inquiries regarding lost dividend checks, lost or stolen stock certificates and transfer of stock should be directed to the transfer agent.

COMMON STOCK

The common stock of Bio-Lok International Inc. is traded under the symbol BLII on the over-the-counter market. The stock is quoted periodically in the supplemental Pink Sheets.

INDEPENDENT ACCOUNTANTS

Durland & Company, CPA, 340 Royal Palm Way, Suite 201, Palm Beach, Florida
33480.

SEC FORM 10-K

A copy of the company's Annual Report on Form 10-K SB may be obtained free of charge by contacting Mr. Ingo K. Kozak, Corporate Secretary, at Bio-Lok International Inc., 312 S. Military Trail, Deerfield Beach, Florida 33442 (tele.
(954) 698 - 9998).

SHAREHOLDERS RELATIONS

For shareholders information please contact the Secretary or President of the corporation at (954) 698 - 9998.

FINANCIAL RELATIONS

For financial information please contact the Treasurer or President of the corporation at (954) 698-9998.

ANNUAL MEETING

The Annual Meeting of Shareholders will be held at 4:00 PM on Wednesday, April 28, 1999, at the headquarters of the corporation at 312 S. Military Trail, Deerfield Beach, Florida 33442; unless otherwise notified via PROXY Statement to be mailed.

AFFIRMATIVE ACTION

Bio-Lok International Inc. is an equal opportunity employer. Bio-Lok also supports affirmative action programs for minorities and women, including the economic development of business, education and training, and recruiting.

                                  FORM 10-Q SB

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

              (X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                     FOR THE QUARTER ENDED JANUARY 31, 1999

                                       OR

              ( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

              For the transition period from __________ to ________

                         Commission File No. 33-245-66-A

                           BIO-LOK INTERNATIONAL INC.

             (Exact name of Registrant as specified in its Charter)

             DELAWARE                                     65-0317138
(State or other jurisdiction of                         (IRS Employee
 incorporation or organization)                       Identification No.)

          312 S. MILITARY TRAIL
         DEERFIELD BEACH, FLORIDA                            33442
 (Address of principal executive offices)                  (Zip Code)

        Registrant's Telephone number, including area code (954) 698-9998

                             ----------------------


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes X   No
                                       ---     ---

Indicate the number of shares outstanding of each of the Registrant's classes of Common Stock as of the latest practicable date.

       CLASS OF COMMON STOCK                  OUTSTANDING AT JANUARY 31, 1999

            $.01 par value                               4,131,275 shares

                           BIO-LOK INTERNATIONAL INC.

                                      Index

                          PART I. FINANCIAL INFORMATION

                                                                 Page #
                                                                 ------
Item 1.  Financial Statements (Unaudited)

         Condensed Statements of Income for
         Three months ended January 31, 1999 and 1998               3

         Condensed Balance Sheets for
         January 31, 1999 and October 31, 1998                      4

         Condensed Statements of Cash Flows for
         Three months ended January 31, 1999 and 1998               5

         Notes to Condensed Consolidated Financial Statement        6

Item 2.  Management's Discussion and Analysis of Financial          6
         Results of Operations                                      6

         Financial Condition                                        7

                           Part II. Other Information

Item 6.  Exhibits and Reports on Form 8-K                           8

                         PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                           BIO-LOK INTERNATIONAL INC.
                          Condensed Statement of Income
                                   (Unaudited)

                                                     Three Months Ended
                                                          January 31,
                                              ---------------------------------
                                                1999                     1998
                                              --------                 --------
                                              ('000's)                 ('000's)

  Net Sales                                   $   262                  $   365

  Cost of Goods Sold                               90                      108
                                              -------                  -------

  GROSS PROFIT                                    172                      257

  Selling                                          49                       87
  Admin. & General Exp.                           145                      151
                                              -------                  -------
                                                  194                      238
                                              -------                  -------

  Operating Income                                (22)                      19

  Interest Expense                                 26                       24
  Other Income/Expenses                             3                       (3)
                                              -------                  -------
                                                   29                       21
                                              -------                  -------

  Income before Taxes                             (51)                      (4)

  Income Taxes                                      0                        0
                                              -------                  -------

  NET INCOME                                  $   (51)                 $    (4)
                                              =======                  =======

  Net Income Available to
     Common Share Owners                      $   -0-                  $     2
                                              =======                  =======

  Net Income per Common Share                 $   -0-                  $   -0-
                                              =======                  =======

  Dividends per Common Share                  $   -0-                  $   -0-
                                              =======                  =======
  Average Common Shares
          Outstanding                       4,131,275                3,474,287



            See Notes to Condensed Consolidated Financial Statements.

                           BIO-LOK INTERNATIONAL INC.
                            Condensed Balance Sheets
                                   (Unaudited)

                                             January 31,         October 31,
                                                1999                1998
                                             -----------         -----------
                                              ('000's)            ('000's)
                                              --------            --------
  ASSETS
  Current Assets
      Cash                                    $     1             $     0
      Accounts Receivable (Net)                   457                 470
      Inventory                                 1,192               1,167
      Other Current Assets                         43                  32
                                              -------             -------
  Total Current Assets                          1,693               1,669

  Net Machinery & Equipment                       230                 246
  Investment in Subsidiaries                       79                  74
  Other Assets                                     12                  11
                                              -------             -------

  TOTAL ASSETS                                $ 2,014             $ 2,001
                                              =======             =======


  LIABILITIES & EQUITY

  Current Liabilities
       Revolving Loan                         $   378             $   365
       Accounts Payable                           146                 124
       Accounts Payable - Other                    57                  28
       Accrued Expenses                            88                  58
       Current Portion of LTD                     211                 212
       Other Current Payable                        3                   4
                                              -------             -------
  Total Current Liabilities                       883                 791
                                              -------             -------

  Long Term Debt                                  454                 481
                                              -------             -------
                                                1,337               1,272
  Equity
      Common Stock - authorized
          7,000,000, par value $.01;
          outstanding 4,131,275 and
          4,131,275 shares respectively;           41                  41
      Paid-in Capital                           1,956               1,956
      Retained Earnings                        (1,269)             (1,269)
      Retained Earnings - CY                      (51)                  0
                                              -------             --------
  Total Equity                                    677                 729
                                              -------             --------
  TOTAL LIABILITIES & EQUITY                  $ 2,014             $ 2,001
                                              =======             ========


            See Notes to Condensed Consolidated Financial Statements.

                           BIO-LOK INTERNATIONAL INC.
                        Condensed Statement of Cash Flows
                                   (Unaudited)

                                                      Three Months Ended
                                                         January 31,
                                                  --------------------------
                                                    1999              1998
                                                  -------            -------
                                                  (000,s)            (000's)
OPERATING ACTIVITIES:
  Net Income (Loss)                                $(51)              $ (4)
     Adjustments to reconcile:
  Depreciation                                       16                 21
  Valuation of shares
  Change in Current assets & liabilities:
     (Incr.) decr. in accts. rec.                    13                (34)
     (Incr.) decr. in inventories                   (25)               (34)
     (Incr.) decr. in prepaid & other               (12)                (5)
     (Incr.) decr. in deposits                        0                  0
     Incr. (decr.) in A/P & Accr. exp.               71                 62
                                                   ----               ----
  Net Cash (used) by Operating                       12                  6
                                                   ----               ----

FROM INVESTING ACTIVITIES:
  Property, Plant & Equipment                         0                 (4)
  Investment in Subsidiaries                          5                  0
                                                   ----               ----
  Net Cash (used) by Investing Activities             5                 (4)
                                                   ----               ----

FROM FINANCING ACTIVITIES:
  Net proceeds - revolving loan                      13                 41
  Increase in Long Term Debt                        (29)               (45)
  Proceeds - other
                                                   ----               ----
  Net Cash Used for Financing Activities            (16)                (4)
                                                   ----               ----
NET INCREASE (DECREASE) IN CASH                    $  1               $ (2)
      Cash - Beginning of Period                      0                  4
                                                   ----               ----
      Cash - End of Period                         $  1               $  2
                                                   ====               ====


      Interest Paid                                $ 26               $ 24
      Income Taxes Paid                            $-0-               $-0-




            See Notes to Condensed Consolidated Financial Statements.

                           BIO-LOK INTERNATIONAL INC.
                     Notes to Condensed Financial Statement
                                   (Unaudited)

         NOTE A - BASIS OF PRESENTATION

         The financial statements represent the accounts of Bio-Lok International Inc. ("Bio-Lok").

         NOTE B - NATURE OF BUSINESS

         Bio-Lok is a manufacturer and distributor, both domestically and internationally, of precision dental implants, related prosthetics and devices, associated tools, and irrigated drills and reamers to the dental market. The Company markets its product line direct to the end user, via distributors and independent representatives.

         Revenues are attributable to the distribution operation of its manufactured or purchased for resale products. Products are distributed directly to clinicians and based on negotiated agreements with distributors and/or independent representatives. Revenues are recorded as a receivable due is generated and the product is shipped.

         NOTE C - INVENTORIES

         Inventories are stated at the lower of average or market cost. Inventories at January 31, 1999 and October 31, 1998 consisted of the following:

                                        JANUARY 31, 1999      OCTOBER 31, 1998
                                       ------------------    -----------------
          Raw Materials & Supplies          $   17,265            $   19,036
          Consumable Tools                      35,000                35,000
          Work in Process                      357,706               378,108
          Finished Goods                       782,631               735,349
                                            ----------            ----------
                                            $1,192,602            $1,167,493
                                            ===========           ==========

         The inventory increase for the quarter was $25,109 and reflected the increased build up of new products for the Micro-Lok Implant System - i.e. new Silhouette screw implant and related drills and taps.

         NOTE D - SUMMARIZED INCOME STATEMENT DATA OF BIO-LOK INTERNATIONAL INC.

         At January 31, 1999, the income statement represents Bio-Lok International Inc. and the distribution joint ventures entered into in Mexico and Chile accounted for on an invested (equity) basis.

         NOTE E - CHANGE IN BUSINESS ACTIVITY

         Effective February 12, 1997, the Plan of Reorganization filed by the Companies was approved by the Court and the plan was implemented as March 1997. The Company has operated successfully under the Plan of Reorganization. On January 23, 1998, the XI filing was closed.

         ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              RESULTS OF OPERATIONS

         VOLUME

         Net volume (sales/revenues) for the quarter decreased by 28% over the comparable quarter prior year. The decrease was due to the continued delay in bringing a new distributor for Argentine market on-line and the slow development of the US market since emerging from the XI filing.

         COST OF GOODS SOLD AND GROSS PROFIT

         Cost of goods sold and gross profit margins as related to net sales increased by 4% over the comparable quarter prior year. The increase was a direct result of added costs incurred in the development of the new products.

         SELLING, ADMINISTRATIVE & GENERAL EXPENSES

         Selling expenses decreased by 5% over the comparable period prior year due to staff reductions. Domestic marketing activity continues to be impacted from the XI filing and development of a marketing and sales force has been slow in developing due lack of adequate working capital.

         Administrative and General expenses reflected a change of only $6,000 which relating to percent (%) of sales reflects an increase of costs of 14% over the same period prior year. This increase in cost is a direct result of the Company obtaining its ISO and CE mark certification.

         OPERATING INCOME

         Results from operations totaled a loss of $22,000 over a profit of $19,000 for the comparable period prior year. The decrease in results for the period is a direct result of lower sales achieved. The reduced results where anticipated and budgeted and are expected to turn around as market penetration is regained in Argentina and the domestic market.

         OTHER INCOME/EXPENSES

         Other income/expenses increased by $8,000 the period over the comparable period prior year. The increase is attributed to higher interest expenses incurred due to the increase in the revolving loan balance and legal expenses incurred.

         NET INCOME

         Net income for the quarter was a loss of $51K compared to a loss of $4K for the comparable period prior year. The lower net income is attributable to lower sales results realized for the period and the development of new products.

                               FINANCIAL CONDITION

         NET CASH FLOW PROVIDED BY OPERATIONS

         Cash flow provided increased slightly for the period. Cash flow is continually effected by the slow growth in domestic sales and the costs incurred for the marketing efforts spent. To alleviate the cash flow shortage Bio-Lok has issued a private placement memorandum. Under the memorandum the Company anticipated to raise a maximum of $1.5 million for 2,000,000 shares of common stock shares or for 28.9% of the Company.

         FINANCING

         No new financing activities have been entered into for the quarter.

                           PART II. OTHER INFORMATION

         ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

                  (a)  Exhibits:   NONE

                  (b) Reports on Form 8-K: Form 8-K SB amendment filed November 8, 1998 reference Changes in Registrant's Certifying Accountant.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          BIO-LOK INTERNATIONAL INC.
                                                (Registrant)

                                          /s/ Ingo K. Kozak




         Date :  March 15, 1999       By: /s/ Ingo K. Kozak
                                          -------------------------------------
                                          Ingo K. Kozak
                                          Chief Financial Officer and
                                          Vice President - Finance